NATURAL GAS SERVICES GROUP, INC.

Exhibit 99

FOR IMMEDIATE RELEASE	NEWS
November 6, 2007	Amex – NGS

NATURAL GAS SERVICES GROUP ANNOUNCES A 41% INCREASE IN NET INCOME AND
A 42% INCREASE IN OPERATING INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

65% Increase In Net Income For The Nine Months Ended September 30, 2007 to $8.7 Million
15% Increase In Total Revenue For The Nine Months Ended September 30, 2007 to $53.0 Million

MIDLAND, Texas, November 6, 2007– Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of equipment and services to the natural gas  industry, announces its financial results for the third quarter and nine months ended September 30, 2007.

(in thousands of dollars, except per share amounts)	Three Months Ended September 30,		Change	Nine Months Ended September 30,		Change
	2006	2007		2006	2007
	(unaudited)			(unaudited)

Revenue	$17,130	$18,651	9%	$46,166	$52,987	15%
Operating income	$3,690	$5,232	42%	$8,655	$13,569	57%
Net income	$2,364	$3,337	41%	$5,268	$8,664	65%
EPS (Basic)	$0.20	$0.28	40%	$0.47	$0.72	53%
EPS (Diluted)	$0.20	$0.28	40%	$0.47	$0.72	53%
EBITDA	$5,634	$7,499	33%	$13,805	$20,079	45%
Weighted avg. shares outstanding:
Basic	11,960	12,072		11,199	12,067
Diluted	12,046	12,091		11,264	12,086

Revenue: Total revenue increased from $17.1 million to $18.7 million, or 9%, for the three months ended September 30, 2007, compared to the same period ended September 30, 2006. This increase was the result of a 30% growth in rental revenue.  Total revenues for the comparable nine-month periods increased 15%, or $6.8 million. This increase was the result of 30% higher rental revenue and 6% greater sales revenue.

Operating income:  Operating income increased from $3.7 million to $5.2 million, or 42%, for the three months ended September 30, 2007, compared to the same period ended September 30, 2006.  Operating income increased from $8.7 million to $13.6 million, or 57%, for the nine months ended September 30, 2007 compared to the same period ended September 30, 2006.  Growth in operating income benefited primarily from the appreciably higher compressor sales gross margins achieved in the comparable quarterly and year-to-date periods.

Net income:  Net income for the three months ended September 30, 2007, increased 41% to $3.3 million, as compared to net income of $2.4 million for the same period in 2006. Net income for the nine months ended September 30, 2007 increased 65% to $8.7 million, as compared to net income of $5.3 million for the same period in 2006.  The increase for the nine months of 2007 was mainly the result of increased operating income, lower interest expense on bank debt, and a higher interest received on our short-term investments.

EBITDA:  EBITDA (see discussion of EBITDA at the end of this release) increased 33% to $7.5 million for the third quarter ended September 30, 2007, versus $5.6 million for the same period in 2006.  EBITDA grew 45% to $20.1 million for the nine months ended September 30, 2007, compared to $13.8 million for the same period in 2006.

NATURAL GAS SERVICES GROUP, INC.

Earnings per Share:  Earnings per diluted share were $0.28 during the three months ending September 30, 2007 as compared to $0.20 during the same 2006 period, a 40% increase.  Comparing the nine months of 2006 versus 2007, our earnings per diluted share grew from $0.47 to $0.72, or 53%.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. said, “The excellent financial results posted this quarter confirm our prior belief that the last half would be the busiest part of the year.  Our compression rental business resumed its historical high rate of growth and our compression sales business continued to post excellent gross margins.  We continue to be encouraged by the opportunities we see and our ability to capitalize on them.”

The Company has scheduled a conference call Tuesday, November 6, 2007 at 10:00 a.m., Central Standard Time, to discuss 2007 Third Quarter and Nine Months Financial Results.

What:  Natural Gas Services Group, Inc. 2007 Third Quarter and Nine Months Financial Results Conference Call

When: Tuesday, November 6, 2007 at 10:00 a.m. CST

How:  Live via phone by dialing 800-624-7038.  Code: Natural Gas Services.  Participants to the Conference call should call in at least 5 minutes prior to the start time.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing third quarter and nine months financial results.

About Natural Gas Services Group, Inc. (NGS)
NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates, rents and maintains natural gas compressors that enhance the production of natural gas wells. The Company also designs and sells custom fabricated natural gas compressors to particular customer specifications and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, Texas with manufacturing facilities located in Tulsa, Oklahoma, Lewiston, Michigan and Midland, Texas and service facilities located in major gas producing basins in the U.S.

For More Information, Contact:
Jim Drewitz, Investor Relations
830-669-2466
jim@jdcreativeoptions.com
Or visit the Company's website at www.ngsgi.com

NATURAL GAS SERVICES GROUP, INC.

“EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization.  EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs.  Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business.  However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”), and should not be considered a substitute for other financial measures of performance.  EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of net income to EBITDA and gross margin is as follows:

(in thousands of dollars)	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Net income	$2,364	$3,337	$5,268	$8,664
Interest expense	385	281	1,308	879
Provision for income taxes	1,388	1,960	3,094	5,088
Depreciation and amortization	1,497	1,921	4,135	5,448
EBITDA	$5,634	$7,499	$13,805	$20,079
Other operating expenses	1,182	1,311	3,824	3,773
Other expense (income)	(447)	(346)	(1,015)	(1,062)
Gross margin	$6,369	$8,464	$16,614	$22,790

We define gross margin as total revenue less cost of sales (excluding depreciation and amortization expense).  Gross margin is included as a supplemental disclosure because it is a primary measure used by our management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations.  Because we use capital assets, depreciation expense is a necessary element of our costs and our ability to generate revenue and selling, general and administrative expense is a necessary cost to support our operations and required corporate activities.  Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of our performance.  As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP.  Our gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate gross margin in the same manner.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.

NATURAL GAS SERVICES GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)
	December 31, 2006	September 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$4,391	$2,022
Short-term investments	25,052	22,899
Trade accounts receivable, net of doubtful accounts of $110 each period	8,463	7,747
Inventory, net of allowance for obsolescence of $347 each period	16,943	21,122
Prepaid expenses and other	321	530
Total current assets	55,170	54,320

Rental equipment, net of accumulated depreciation of $11,320 and $15,299, respectively	59,866	70,782
Property and equipment, net of accumulated depreciation of $3,679 and $4,557, respectively	6,714	6,254
Goodwill, net of accumulated amortization $325 each period	10,039	10,039
Intangibles, net of accumulated amortization of $819 and $1,063, respectively	3,650	3,406
Other assets	113	56
Total assets	$135,552	$144,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$3,442	$3,378
Current portion subordinated notes-related parties	1,000	1,000
Accounts payable	2,837	3,807
Accrued liabilities	2,077	3,297
Current portion of tax liability	1,056	373
Deferred income	225	246
Total current liabilities	10,637	12,101

Long-term debt, less current portion	12,950	10,417
Subordinated notes-related parties, less current portion	1,000	—
Deferred income tax payable	9,764	11,970
Total liabilities	34,351	34,488

Stockholders’ Equity:
Common stock, 30,000 shares authorized, par value $0.01; 12,046 and 12,072 shares issued and outstanding, respectively	120	121
Additional paid-in capital	82,560	83,063
Retained earnings	18,521	27,185
Total stockholders’ equity	101,201	110,369
Total liabilities and stockholders’ equity	$135,552	$144,857

NATURAL GAS SERVICES GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except earnings per share)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Revenue:
Sales, net	$10,880	$10,574	$28,509	$30,239
Service and maintenance income	209	220	749	729
Rental income	6,041	7,857	16,908	22,019
Total revenue	17,130	18,651	46,166	52,987

Operating costs and expenses:
Cost of sales, exclusive of depreciation stated separately below	8,351	6,894	22,472	20,856
Cost of service and maintenance, exclusive of depreciation stated separately below	170	132	567	456
Cost of rentals, exclusive of depreciation stated separately below	2,240	3,161	6,513	8,885
Selling, general and administrative expense	1,182	1,311	3,824	3,773
Depreciation and amortization	1,497	1,921	4,135	5,448
Total operating costs and expenses	13,440	13,419	37,511	39,418

Operating income	3,690	5,232	8,655	13,569

Other income (expense):
Interest expense	(385)	(281)	(1,308)	(879)
Other income	447	346	1,015	1,062
Total other income (expense)	62	65	(293)	183

Income before provision for income taxes	3,752	5,297	8,362	13,752

Provision for income taxes	1,388	1,960	3,094	5,088

Net income	2,364	3,337	5,268	8,664

Earnings per share:
Basic	$0.20	$0.28	$0.47	$0.72
Diluted	$0.20	$0.28	$0.47	$0.72
Weighted average shares outstanding:
Basic	11,960	12,072	11,199	12,067
Diluted	12,046	12,091	11,264	12,086

NATURAL GAS SERVICES GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)
	Nine Months Ended September 30,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,268	$8,664
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,135	5,448
Deferred taxes	2,215	2,259
Employee stock options expensed	218	292
Gain on sale of property and equipment	(17)	(1)
Changes in current assets and liabilities:
Trade and other receivables	(1,823)	716
Inventory and work in progress	(298)	(4,179)
Prepaid expenses and other	106	(209)
Accounts payable and accrued liabilities	1,475	2,190
Current tax liability	—	(683)
Deferred income	33	21
Other	(94)	30
NET CASH PROVIDED BY OPERATING ACTIVITIES	11,218	14,548

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(21,583)	(15,676)
Purchase of short-term investments	(37,905)	(2,347)
Redemption of short-term investments	8,700	4,500
Proceeds from sale of assets	32	44
NET CASH USED IN INVESTING ACTIVITIES	(50,756)	(13,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	68	—
Proceeds from line of credit	1,375	—
Repayments of long-term debt	(8,695)	(3,597)
Repayments of line of credit	(1,675)	—
Proceeds from exercise of stock options and warrants	226	159
Proceeds from sale of stock, net of transaction costs	47,163	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	38,462	(3,438)

NET CHANGE IN CASH	(1,076)	(2,369)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,271	4,391
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,195	$2,022

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,146	$942
Income taxes paid	$879	$3,546